Exhibit (e)(2)

400 EAST FOURTH STREET  •  CINCINNATI, OHIO 45202-3302  •  1-800-677-9696  •  WWW.COLUMBUSLIFE.COM

☐ New Business	☐ Reinstatement of Policy #
APPLICATION FOR LIFE INSURANCE — PART 1	For reinstatement, complete Sections A, B, I, J, K, L, M. N

A. Proposed Insured 1

1.	Name of Proposed Insured	Male ☐	Female ☐

First	Middle	Last

2. Date of Birth		Age
(mm/dd/yyyy)

3.              Place of Birth (state/country)

4.              Social Security No. or Tax I.D.

5.              Drivers License No. and State

6.              Marital Status

7.              Employer

Length Of Employment At This Business

Occupation

Duties

Earned Income	Net Worth

8.              U.S. Citizen                                 ☐ Yes                                     ☐ No

If No, complete the Citizenship Supplement CL 45.461.

9.              Home Address: Years at Address

E-mail

Street/Apt No.

City	State	Zip Code

10.	Home Phone	Alternate Phone

B. Proposed Insured 2 (For Survivorship or Other Insured Rider)

1. Name of Proposed Insured	Male ☐	Female ☐

First	Middle	Last

2. Date of Birth		Age
(mm/dd/yyyy)

3.              Place of Birth (state/country)

4.              Social Security No. or Tax I.D.

5.              Drivers License No. and State

6.              Marital Status

7.              Employer

Length Of Employment At This Business

Occupation

Duties

Earned Income	Net Worth

8.              U.S. Citizen                                 ☐ Yes                                     ☐ No

If No, complete the Citizenship Supplement CL 45.461.

9. Home Address and Phone Information:	E-mail

☐            Same as Proposed Insured 1

☐            Different; Provide information below:

C. Coverage Applied For.                                                (If VUL, complete Supplement CL 45.265; If Indexed UL, complete Supplement CL 45.452.)

Plan of Insurance	Term Plans Only,	$
If UL or VUL, select Death Benefit Option:	Select Term Period:	Base Amount
☐ 1 — Level Death Benefit	☐ Ten Year	$
☐ 2 — Specified Amount plus Cash Value	☐ Fifteen Year	Supplemental Coverage Rider (SCR) Amount
If UL, select Life Insurance Qualification Test	☐ Twenty Year	(if applicable)
☐ Cash Value Accumulation (default, if none selected; not available for all plans)	☐ Thirty Year	$
☐ Guideline Premium (automatic if Cash Value Accumulation is not available)		Total Base Plus SCR Amount

D. Optional Benefits and Riders.

Universal Life Only:	Term Plans Only:
☐ No-Lapse Guarantee: ☐ Intermediate ☐ Lifetime	☐ Return of Premium ☐ Waiver of Premium
☐ Income Rider (Enhanced Value Rider)	☐ Accidental Death/Specific Loss
☐ Disability Credit: indicate Monthly Credit Amount $	Universal Life and Term:
☐ Extended Maturity Plus: ☐ Pay at Issue, or ☐ Pay at Age 80	☐ Accidental Death $
☐ Change of Insured	☐ Insured Insurability $
☐ Enhanced Cash Value	☐ Other Insured $
☐ Estate Protection Rider	☐ Children’s Term (complete supplement form CL 45.458)
☐ Capital Transfer (Enhanced No-Lapse Guarantee) must select one below:	For Voyager only, you may select a shorter No-Lapse Guarantee than the Lifetime No-Lapse:
☐ Death Benefit ☐ Return of Premium ☐ Accumulation	☐ To age 90 ☐ To age 95

E. Child as Primary Proposed Insured

Answer if Proposed Insured is at least 15 days old and under 18 years.

1. Is Applicant a Parent or Legal Guardian (attach proof of guardianship) of proposed Insured?	☐ Yes	☐ No
2. Is Applicant employed and providing Proposed Insured’s main support?	☐ Yes	☐ No
3. Is all life insurance in force on Applicant at least equal to 2 times that on Proposed Insured?	☐ Yes	☐ No
4. Are all other children in family insured or to be insured for an amount at least equal to that on Proposed Insured?	☐ Yes	☐ No

F. Owner of Policy. Complete only if Owner is other than Proposed Insured 1.

If Trust Owner, complete questions 1 A), D) and F) and attach declarations and signature pages of Trust Agreement.

1. A) Name
	First	Middle	Last

B) Date of Birth (mm/dd/yyyy)	C) Relationship to Proposed Insured 1

D) Social Security/Tax ID Number	E-mail address

E) Place of Birth (State/Country)

F) Address

Street No. and Name	Apt. No.	City	State	Zip Code

2. Multiple Owners: provide all details as above for other Owner in Additional Remarks section.	E-mail

Type of Ownership:	☐ Joint with right of survivorship	☐ Tenants in common

G. Beneficiaries

	Name	Relationship	%
Primary:
Primary ☐ Secondary ☐
Primary ☐ Secondary ☐

H. Premium Amount, Mode of Premium Payment, Payer Information.

Modal Premium Amount $                   Mode                  (Note: 2 months premium required for monthly PAT mode)

Total Amount Paid at time of Application. If none, indicate zero or leave blank $

Payer Name and Address if other than Owner (if not the same as home address in section A) — please print.

First Name	M.I.	Last Name	Street Address or P.O. Box Number

City	State	Zip Code

Relationship to Proposed Insured

I. Complete each question for the Proposed Owner and Proposed Insured(s) (if other than Owner).

	Proposed Owner	Proposed Insured 1 If other than Owner	Proposed Insured 2 If other than Owner
1. Have you been involved in any discussion about the possible sale or assignment of this policy to a life, settlement, viatical or other secondary market provider?	☐ Yes ☐ No	☐ Yes ☐ No	☐ Yes ☐ No
2. Have you ever sold a policy to a life, settlement, viatical or other secondary market provider?	☐ Yes ☐ No	☐ Yes ☐ No	☐ Yes ☐ No

3. Will any portion of the premiums for this policy be financed?	☐ Yes ☐ No

4. Will any insured or policy owner receive any payment in connection with insurance issued on the basis of this application?
☐ Yes ☐ No

For Yes answers to questions 1, 2, 3 or 4, please give details:

J. Life Insurance In Force, Pending or Replacement.

Proposed Insured 1	Proposed Insured 2

1.              Has anyone proposed for insurance ever applied for life, health or disability insurance; or a reinstatement for life, health or disability insurance and been declined, postponed or charged an increased premium?

☐ Yes ☐ No	☐ Yes ☐ No

2.              Does any Proposed Insured/Other Insured have any applications or preliminary or informal quote requests currently pending with any other life, settlement, viatical or secondary market provider or company?

☐ Yes ☐ No	☐ Yes ☐ No

If answered Yes, give details below for each Proposed Insured, including owner, beneficiary, carrier name and purpose of each policy.

3. a) Does anyone proposed for insurance now have life insurance policies or annuity contracts with any company (excluding group coverage?)	☐ Yes ☐ No
b) Will this insurance replace, or will it cause a change in, or involve a loan under, any insurance policy or annuity

contract on anyone proposed for insurance, or in any insurance policy or annuity contract owned by the Owner?	☐ Yes ☐ No

4.              List all insurance in force for any Proposed or Other Insured. If none, check here or leave blank ☐  Note below if it is a replacement.

		Check If		B – Bus.			Issue
Proposed Insured Name	Company	Repl	1035	P – Pers.	Face Amount	Policy Number	Year	Purpose

K. Lifestyle Information on Proposed Insured 1 and Proposed Insured 2.

For Yes answers, complete Details section below.

		Proposed Insured 1		Proposed Insured 2
		Yes	No	Yes	No
1. In the past year has anyone proposed for insurance used tobacco or any other product containing nicotine? If No, select the answer that best describes tobacco/nicotine product history.		☐	☐	☐	☐
Proposed Insured 1:	Quit: Over ☐ 5, ☐ 2, ☐ 1 year(s) ago
☐ Never Used
Proposed Insured 2:	Quit: Over ☐ 5, ☐ 2, ☐ 1 year(s) ago
☐ Never Used
2. Ever used illegal drugs or controlled substances except as legally prescribed by a licensed member of the medical profession?		☐	☐	☐	☐
3. Do you consume alcoholic beverages? If Yes: Type Frequency Amount		☐	☐	☐	☐
4. Received or been advised to seek treatment for, attended a program for or been counseled for alcohol or drug abuse, or been advised by a health professional to reduce the use of alcohol?		☐	☐	☐	☐
5. Ever had a drivers license suspended or revoked, or within the last 5 years, been convicted of reckless or negligent driving or driving under the influence of alcohol or drugs?		☐	☐	☐	☐

6.              Are you currently receiving, or within the past 3 years have you received or applied for, any disability benefits, including Workers Compensation, Social Security Disability Insurance, or any other form of Disability insurance?

		☐	☐	☐	☐
7. In the past 2 years have you been unable to work, attend school or been disabled for one month or more?		☐	☐	☐	☐
8. Does anyone proposed for this insurance intend to travel or reside outside the U.S. or Canada within the next two years? If Yes, list where, when, purpose and duration in the Details section.		☐	☐	☐	☐

9.              In the past 2 years, flown as a pilot, crew member, or with any duties aboard an aircraft, or is there any intention of doing so within the next two years?  If Yes, complete a Supplemental Questionnaire.

		☐	☐	☐	☐

10.       In the past 2 years, engaged in any motor racing on land or water, parachuting, skydiving, ballooning, gliding (kite or other), flying ultra-light aircraft, underwater or scuba diving, mountain climbing, or other hazardous sports or hobbies, or is there any intention of doing so within the next two years?  If Yes, complete a Supplemental Questionnaire.

		☐	☐	☐	☐

11.       Have you ever been convicted of, are you awaiting trial for, or have you pled no contest to a felony?  If Yes, indicate in Details section type, date and city/state of felony and if currently on probation or parole.

		☐	☐	☐	☐

12.       Are you a member of, or applied to be a member of, or received a notice of required service in, the armed forces, reserves or National Guard?  If Yes, please list branch of service, rank, duties, and current duty station.

		☐	☐	☐	☐

Details: List details to question above, listing question number and the Proposed Insured details apply to.

Question No. and Proposed Insured	Details

L. Personal Physician Information

	Proposed Insured 1	Proposed Insured 2
Name of personal physician:
Address:
Telephone number:
Date last consulted:
Reason last consulted:
Treatment or medication prescribed:

M. Additional Remarks

Complete this section unless a full paramedic exam or medical exam is required on the Proposed Insured(s).  DO NOT remove this page from the application.

N. Medical Information on Proposed Insured 1, Proposed Insured 2.

For YES answers, complete Details section below.

	Proposed Insured 1		Proposed Insured 2
	Yes	No	Yes	No

1. Has any person proposed for insurance ever been diagnosed with, treated for, hospitalized for or been advised to seek treatment by a member of the medical profession for any of the following:
a) High blood pressure, high cholesterol or high triglycerides?	☐	☐	☐	☐
b) Heart disease or disorder, heart attack, heart murmur, angina or chest pain, palpitations, irregular heart beat or coronary artery disease?	☐	☐	☐	☐
c) Circulatory system disorder, thrombophlebitis, aneurysm, embolism, peripheral vascular disease or edema?	☐	☐	☐	☐
d) Chronic headaches, carotid artery blockage, seizures, fainting, dizziness, epilepsy, stroke or mini stroke (TIA — transient ischemic attack), paralysis or other nervous system or brain disorder?	☐	☐	☐	☐
e) Any tumor, masses, cysts, cancer, melanoma, pre-cancerous lesion, lymphoma, or disorder of the lymph nodes?	☐	☐	☐	☐
f) Anemia, leukemia, clotting disorder, or any other blood disorder?	☐	☐	☐	☐
g) Diabetes, elevated blood sugar, a disorder of the urinary tract or findings of sugar, protein or blood in the urine?	☐	☐	☐	☐

h)             Asthma, emphysema, chronic obstructive pulmonary disease (COPD), shortness of breath, sleep apnea, tuberculosis, sarcoidosis, persistent hoarseness or bronchitis, spitting up blood or any other disorder of the lungs or respiratory system?

	☐	☐	☐	☐
i) Arthritis, gout, fibromyalgia or any disorder of the back, spine, muscles, nerves, bones, joints or skin?	☐	☐	☐	☐
j) Ulcers, colitis, Crohn’s disease, jaundice, hepatitis, cirrhosis, gastrointestinal bleeding, or other disorder of the stomach, esophagus, liver, intestines, gallbladder or pancreas?	☐	☐	☐	☐
k) Any complication of pregnancy or disorder of the testicles, prostate, breasts, ovaries, uterus, cervix, kidney or urinary bladder?	☐	☐	☐	☐
l) Thyroid, pituitary or other endocrine or glandular disorder?	☐	☐	☐	☐
m) Any nervous, mental, emotional, mood, anxiety or eating disorders, or received counseling for anxiety, depression, stress or any other emotional condition?	☐	☐	☐	☐
n) Any disorder of the eyes, ears, nose or throat?	☐	☐	☐	☐

2.              Ever tested positive for exposure to the HIV (Human Immunodeficiency Virus) or been diagnosed as having or been treated for AIDS (Acquired Immune Deficiency Syndrome), ARC (AIDS-Related Complex) or any other immune deficiency disorder?

	☐	☐	☐	☐
3. In the past 12 months have you been prescribed any medications other than contraceptives?	☐	☐	☐	☐

4.              Are you planning to seek medical advice or treatment for any reason; are you scheduled for a medical test or appointment or have you been advised to schedule a follow up medical appointment or test?

	☐	☐	☐	☐
5. Has any immediate family member (parents, sisters or brothers) died as a result of, or been diagnosed with, heart disease prior to age 60?	☐	☐	☐	☐

6. What is your height and weight? If weight changed in the past 12 months, indicate pounds lost or gained.	Ht Wt Loss Gain	Ht Wt Loss Gain

Medical Information Details

Details of Yes answers to the above questions 1-5.

Question No. and name of proposed insured.	Physicians, hospitals, illness, treatment, medical information, reason for checkup.	Dates and duration of illness.	Name, address, phone number of medical professionals, hospitals.

AUTHORIZATION FOR RELEASE OF HEALTH INFORMATION (Complies with the HIPAA Privacy Rule): The undersigned, individually (and/or on behalf of any children named in the application, individually), hereby consent and authorize any health plan, physician, medical practitioner, health care professional, hospital, clinic, pharmacy or pharmacy benefit manager, other medical or medically related facility, other health-care provider, MIB, Inc., consumer reporting agency, my employer, or other companies or institutions that has provided payment, treatment or services, or who has information about me, to disclose to Columbus Life Insurance Company or their authorized representatives any information from health care or medical records. This includes information relating to diagnosis, prognosis, or treatment relative to any physical, or mental condition, or treatment relative to drug or alcohol use, or Acquired Immune Deficiency Syndrome (AIDS), AIDS-Related Complex (ARC) and/or tests for antibodies to the AIDS Virus (HIV), but excludes psychotherapy notes; investigative consumer reports, other insurance coverage and details of employment.

The signature(s) below acknowledge that any agreements made to restrict my/our health information do not apply to this authorization and instruct any physician, medical practitioner, other health care professional, hospital, clinic, pharmacy or pharmacy benefit manager, other medical or medically related facility, or other health-care provider to release and disclose my/our health information without restriction. This authorization for disclosure of information is effective for 30 months following the date of signature(s) below. A copy of this authorization is as valid as the original.

The purpose for this disclosure is for Columbus Life Insurance Company to 1) underwrite applications for coverage, make eligibility, risk rating, policy issuance and enrollment determinations; 2) obtain reinsurance; 3) administer claims and determine full responsibility for coverage and provision of benefits; 4) administer coverage; and 5) conduct other legally permissible activities that relate to any coverage I/we have or have applied for with Columbus Life Insurance Company.

I, each Proposed Insured, Named Child or Legal Representative, understand that: a) I have the right to obtain a copy of and revoke this authorization at any time by notifying Columbus Life Insurance Company (hereafter, ‘the Company’) in writing at 400 East Fourth Street, P.O. Box 5737, Cincinnati, Ohio, 45201-5737, Attention: Privacy Officer; b) the revocation is only effective after it is received by the Company; c) any use or disclosure prior to the revocation will not be affected by a revocation d) a revocation is not effective to the extent that the Company has a legal right to contest a claim under a policy or to contest the policy itself; e) after health information is disclosed, federal law might not protect it, and the recipient might redisclose it; f) health care and payment for health care will not be affected by refusal to sign this authorization; g) on refusal to sign this authorization, the Company may not be able to process an application, or if coverage has been issued, may not be able to make any benefit determinations or payments.

AGREEMENT AND ACKNOWLEDGEMENT

Each of the Undersigned declares that:  This Application consists of: a) Part I Application; b) Part II Medical Application, if required; c) any amendments to the application(s) attached thereto; and d) any supplements, all of which are required by the Company for the plan, amount and benefits applied for.  Except as provided in any Temporary Insurance Agreement, any policy issued on this application shall take effect on the date it is delivered to the owner and the first premium is paid during the lifetime of each and every person proposed for insurance under such policy and then only if the health and other conditions affecting insurability remain as described in this application.

Any and all statements and answers provided anywhere in this application, together with those in any Part II and in any supplemental application made in connection herewith are full, complete and true to the best of my knowledge and belief and are made to the Company to induce it to issue the policy or policies applied for and will be attached to and made a part of any policy issued.

No agent is authorized to make or alter contracts, to extend the time for payment of premiums, or to waive any of the Company’s rights or requirements.

Corrections, additions or amendments to this application may be made by the Company. Acceptance of a policy issued with such changes will constitute acceptance of the changes. No changes, corrections or additions will be made in classification (including age at issue), plan, amount, or benefits unless agreed to in writing by the Applicant.

The undersigned each represent that the applicant and proposed insured(s) each has read, or had read to each of them, the completed application and that they each realize that any false statement or misrepresentation which is material to the risk therein may result in loss of coverage under any policy issued hereunder, or if this is an application for reinstatement, the Company shall be under no liability except to return premiums paid in connection with such reinstatement.

I have read and understand the Accelerated Death Benefit Disclosure Statement.  I have received 1) a Privacy Policy Disclosure which details the method I must use to exercise my right to access, correct and amend any information gathered about me or my children which relates to this application; and 2) Disclosures Regarding Insurance Information Practices, including the MIB, Inc Pre-Notice.

Under penalties of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number, and (2) I am not currently subject to backup withholding as a result of Internal Revenue Service notification. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

WARNING:  Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

A faxed or electronically transmitted signed document to Columbus Life Insurance Company has the same legal force and effect as the original signed document, and once received, is the controlling record.

Signed at		Date
	(City and State)		Signature of Proposed Insured 1 (if age 15 or older)

Signature of Applicant/Owner if other than Proposed Insured	Signature of Proposed Insured 2

Agent/Producer’s Certification - To the best of my knowledge, a replacement   ☐ is   ☐ is not involved in this transaction.  I also certify that only Company approved sales material was used, and copies of all sales material and any disclosures or illustrations required by law have been given to the Applicant.

Agent’s Name (Please Print)	License No.

Signature of Agent	Date